Commission Number 333-174697

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REGIUS THOROUGHBREDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7948	45-2421762
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer Id. No.)
of incorporation or organization)	Classification Code Number)

2850 W. Horizon Ridge Parkway, Ste 200, Henderson, Nevada 89052
(Address of principal executive offices) (zip code)

702.997.9812
(Registrant’s telephone number, including area code)

702.993.8899
(Registrant’s fax number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please  check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Class A Common Stock , par value $.0001	62,000,000	$.05	$3,100,000	$359.91
Total Registration Fee				$359.91

(1)
An indeterminate number of additional shares of Class A Common Stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)
The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)
Estimated in accordance with Rule 457(a) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.  This fee have been previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS, Dated  August 11, 2011

REGIUS THOROUGHBREDS

A NEVADA CORPORATION

62,000,000 Shares of Class A Common Stock
$0.05 per share

The selling stockholders named in this prospectus are offering up to 62,000,000 shares of our Common Stock. We will not receive proceeds from any sale of Common Stock by the Selling Stockholders.  As of August 11, 2011 the Company had 260,000,000 shares of Class A Common Stock outstanding.

The Selling Shareholders may sell all or a portion of the Common Stock from time to time, in amounts, at prices and on terms determined at the time of the offering. The Common Stock may be sold by any means described in the section of this prospectus entitled "Plan of Distribution" beginning on page 12.

 Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The sales price for the selling shareholders to the public is fixed at $0.05 per share until such time as the shares of our common stock becomes traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange.   Our common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market. We intend to apply to have our Common Stock listed on the OTC Bulletin Board once this Prospectus is effective.

We will pay all expenses incurred in this offering.

Our Class A Common Stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 11, 2011

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. The selling stockholders are offering to sell, and seeking offers to buy, our Class A common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock.

Until ________, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as  may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Regius Thoroughbreds” “we,” “us,” and “our” refer and relate to Regius Thoroughbreds, Inc..

Our Company

Regius Thoroughbreds, Inc. was incorporated under the laws of the State of Nevada on  May 24, 2011. The Company is in the business of buying, selling and racing thoroughbred race horses of every age from broodmares, weanlings, and yearlings to racing age horses. The Company began operations as a racing stable on May 25, 2011 with the acquisition of a minority interest in Snovember.  As of August 11 , 2011, the Company has an interest in four (4) thoroughbreds:

Percentage Owned
Snovember	5.0%
Bipartisan	2.5%
Just Another Bud	5.0%
Annika's Love	5.0%

 The Company decided to initially acquire a minority interest in four (4) to five (5) thoroughbred to assist the Company in establishing relationships with trainers and provide the Company the ability to apply for owners licenses.

Steps taken toward the Operations of the Company

May 24, 2011:	The Company was formed on May 24, 2011.
May 25, 2011:	The Company acquired a 5% interest in Snovember
May 28, 2011:	Snovember ran a race at Parax Racing
June 2011:	The Company formed Regius Thoroughbreds of California, Inc. to be a wholly owned subsidiary which would own and manage the Company's thoroughbreds located in California.
June 1, 2011:	The Company acquired a 5% interest in Just Another Bud
June 1, 2011:	The Company acquired a 5% interest in Annika's Love
June 2, 2011:	The Company acquired a 2.5% interest in Bipartisan
June 7, 2011:	Annika's Love ran a race at Presque Isle Downs.
June 14, 2011:	Just Another Bud ran a race at Presque Isle Downs.
June 19, 2011:	Snovember ran a race at Parax Racing
June 30, 2011:	Just Another Bud ran a race at Presque Isle Downs.
June 2011:	The Company has contacted and been in discussions with trainers in Southern California regarding retaining the trainers for the stables.
June 2011:	The Company has begun preliminary discussions regarding the hiring of consultants who are experts in the thoroughbred industry to assist the Company in identifying and acquiring thoroughbreds.
June 2011:	The Company has beein in discussions with various other thoroughbred owners regarding future acquisition of claiming level thoroughbreds that ae currently 2 years old.
July 5, 2011:	Annika's Love ran a race at Presque Isle Downs.
July 5, 2011:	Snovember ran a race at Parax Racing
July 16, 2011:	Annika's Love ran a race at Presque Isle Downs
July 30, 2011	Snovember ran and won a race at Presque Isle Downs
July 2011:	Company has formulated its business plan to begin acquiring thoroughbreds beginning with the Santa Anita meet in California beginning September 28, 2011.
July 2011:	The Company began researching and having discussions with individuals involved in the mapping of thoroughbred DNA to assist the Company in developing a scientific approach to its breeding programs.
July 2011:	The Company has begun identifying thoroughbreds located outside of California that can be acquired and brought into California for racing.
July 2011:
Company has begun reviewing and identifying thoroughbreds in California to be acquired. This entails a lengthy process of reviewing the thoroughbreds past performances, breeding, race charts, watching their morning gallops and workouts, and watching video of its previous races

June - July 2011:	Joseph Mezey has attend the morning workouts for 14 thoroughbreds.
July 2011:
The Company has been approached by various investors regarding interests in assisting the Company in raising capital to acquire thoroughbreds. There is no guarantee that these investors will provide the company with capital that the company requires to expand its business.

July 2011:	The Company has received its stable license from the State of California and may begin acquiring thoroughbreds in its own name. The Company's license number is 904483 and expires in December 2013.
August 1, 2011	Just Another Bud ran a race at Mountaineer

The Company had a net loss of $1,760 from inception to May 31, 2011.  The Company had no operating revenue but has $220 in other income and $1,960 in expenses.  Refer to the Company's financials on Page F-4 and Management’s Discussion and Analysis of Financial Condition and Results of Operations for more information.

The Company is a developmental stage company.  Additionally, the Company's auditor has expressed substantial doubt about our ability to continue as a going concern. The Company needs to raise additional capital to continue operations and to implement its plan of operations.  The Company has sufficient capital to continue operations until October 2011.  The Company requires up to $40,000 to continue its current operations for the next 12 months. The officers and directors have verbally agreed to provide additional capital, up to $40,000, to the Company to funds it current operations until the Company can raised additional capital; however, there is no guarantee that our officers and directors will provide the loan to the Company. The company needs to raise capital in the amount of $3,750,000 over the next 18 months.  The Company initially needs to raise $200,000 to begin implementing its business plan and acquiring thoroughbreds for its claiming division.  The Company needs to raise a total of $750,000 to acquire 50 thoroughbreds for its claiming division.  The Company needs to raise $1,000,000 to fully execute on its allowance/stakes division and $2,000,000 for its breeding division.  The Company expects to begin acquiring thoroughbreds for its claiming division in September 2011 and in March 2012 for its allowance/stakes division.  The Company does not expect to begin its breeding program until October 2012.  However, the Company is dependent on raising the necessary capital to meet these timetables.  The Company has not secured the financing necessary to execute timetables and/or acquisitions stated above.   Furthermore, there is no guarantee that the Company will be able to raise the funds discussed in this paragraph.

Business of Registrant

The Company's business is the buying, selling and racing of thoroughbreds of every age from broodmares, weanlings, and yearlings to racing age horses. The Company operates in three different divisions in the horse racing industry.  The three divisions include: (1) Claiming, (2) Racing allowance and stake level horses, and (3) breeding of thoroughbreds.  Initially we are focusing on the claiming aspect of the business model while we develop a barn of stake level horses and yearlings.

The Company is initially operating as a claiming stable and currently owns a minority interest in four (4) thoroughbreds (see table above) in its claiming division.   The Company decided to initially acquire a minority interest in four (4) to five (5) thoroughbreds to assist the Company in establishing relationships with trainers and provide the Company the ability to apply for owners licenses.  The Company does not intend to acquire a minority interest in any other thoroughbred other than the four (4) it currently owns.   The Company acquires its stable of thoroughbreds through claiming races instead of private transactions or auctions.  The Company intends to acquire at least 50 thoroughbreds in its claiming stable before acquiring thoroughbreds that can compete in allowance and/or stakes races.  Please refer to "Business of Registrant" below for more information.

The Company expects to begin claiming thoroughbreds beginning with the Santa Anita meet which begins  on September 28, 2011.  However, the Company's ability to begin claiming thoroughbreds is dependent on raising $200,000 ($50,000 of which is to be used for on-going expenses and working capital related to the acquisition of the thoroughbreds) and expects that it will need to raise a total of $750,000 to acquire 50 thoroughbreds, which the Company may not be able to raise in order to acquire the additional thoroughbreds..  The Company expects to acquire the 50 thoroughbreds by March 2012.  This is dependent on the Company's ability to raise the capital it needs and the availability of thoroughbreds that the Company desires to acquire. Once the Company acquires the initial 50 thoroughbred, the Company will begin implementing its allowance/stakes division.  The Company will need to raise an additional $1,000,000 to acquire 3-5 thoroughbreds for its allowance/stakes division and to cover the costs associated with these thoroughbreds.  The Company expects to begin acquiring thoroughbreds for its allowance /stakes division in March 2012and expects to have acquired 3-5 thoroughbreds by September 2012.  The Company expects to begin implementing its breeding division in October 2012 and needs to raise an additional  $2,000,000 to implement its business plan.  The Company expects to  acquire 10-15 broodmares to bred to studs in California and/or Kentucky. The Company has raised approximately $40,000 to date. Please refer to "Business of Registrant" below for more information regarding the Company's divisions.  Refer to Liquidity and Capital Resources below for more information on the Company's plans to raise capital.

Our principal executive offices are located at 2850 W. Horizon Ridge Parkway, Ste 200, Henderson, Nevada 89052, and our telephone number is (702) 997-9812.

Market Value of Company's Securities.

The aggregate market value of the Company's Class A Common Stock is $13,000,000 based on a $.05  per share price.  The total stockholders' equity as of May 31, 2011 was $12,260.

SUMMARY OF THIS OFFERING

Issuer	Regius Thoroughbreds, Inc,.

Securities being offered	Our Class A Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Class A Common Stock.”

Per Share Price	$0.05

Total shares of Class A Common Stock outstanding prior to the offering	260,000,000 shares

Shares of Class A Common Stock being offered by selling shareholders:	62,000,000 shares

Total shares of Class A Common Stock outstanding after the offering:	260,000,000 shares

Total shares of Class B Common Stock outstanding before and after the offering:	2,000,000 shares

Registration Costs:	We estimate the total cost relating to the registration herein to be approximately $9,000.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders under this prospectus. See “Use of Proceeds” beginning on page 10.

Risk Factors
There are substantial risk factors involved in investing in our Company.  For a discussion of certain factors you should consider before buying shares of our Class A Common Stock, see the section entitled "Risk Factors."

Trading Market
Our common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market. We intend to apply to have our Common Stock listed on the OTC Bulletin Board once this Prospectus is effective.  We require the assistance of a market maker to apply of OTC Bulletin Board and there is no guarantee that a maker-maker will agree to assist the Company.

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Class A Common Stock could decline, and an investor in our securities may lose all or part of their investment. Currently, shares of our Class A Common Stock are not publicly traded.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. The Company's officers have verbally agreed to lend the Company $40,000 for its operating expenses, however, there is no guarantee that we will receive the funds from our officers and directors.  There are no other current agreements or understandings with regard to the form, time or amount of any financing and there is no assurance that any financing can be obtained or that the Company can continue as a going concern.

The Company has limited revenue and limited operating history which make it difficult to evaluate the Company which could restrict your ability to sell your shares.

The Company was organized on May 24, 2011. Consequently, the Company has only a limited operating history and limited revenues. Activities to date have been limited to acquiring an interest in certain thoroughbreds, organizational efforts and obtaining initial financing. The Company must be considered in the developmental stage. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the absence of any prior operating history, need for working capital and intense competition. The likelihood of success of the Company must be considered in light of such problems, expenses and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Mr. Joseph Mezey. A loss of the services of any of these individuals could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors. The Company currently has not entered into any employment agreements with our officers or key personal.  The Company expects to enter into employment agreements in September 2011.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company which may have an adverse impact on our Company’s activities.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company.  Joseph Mezey  has previously engaged in activities similar to the Company.  Additionally, the Company acquired Mr. Mezey's 5% ownership interest in Snovember  which was the Company's initial purchase of any interest in a thoroughbred. Mr. Mezey has both agreed and understands that the Company shall be presented with any business opportunity, that is within the Company's line of business, presented to either as an individual as described in more detail on page 12.  They may only act upon these business opportunities if the Company passes on such opportunity.  This is enforceable and binding upon Joseph Mezey as it is part of the Code of Ethics that he has executed.  The Company has not adopted any formal written policies or procedures regarding the review, approval or ratification of related party transactions.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

 We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

We cannot guarantee that an active trading market will develop for our Class A Common Stock which may restrict your ability to sell your shares.

There is no public market for our Class A Common Stock and there can be no assurance that a regular trading market for our Class A Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Class A Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. There has not been a market for our Class A Common Stock. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares may be subject to the “penny stock” rules which might  subject you to restrictions on marketability and you may not be able to sell your shares

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

Due to the control by management of 68% of issued and outstanding Class A Common Stock and 84% of the total voting power our non-management shareholders will have no power to choose management or impact operations.

Management currently maintains a voting power of 84% of our issued and outstanding Common Stock. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•  Election of the Board of Directors;
•  Removal of directors;
•  Amendment to the our certificate of incorporation or bylaws; and

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Class A Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.  Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

We may need additional financing which we may not be able to obtain on acceptable terms.  If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability execute on our divisions business plans. If we raise additional capital through the issuance of debt, this will result in increased interest expense.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our Class A Common Stock.  If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants).  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

The Company is registering 62,000,000 shares of its Class A Common Stock, any future sales of this stock may adversely affect the market price of the Class A Common Stock. Sales of our Class A Common Stock in the public market could lower our market price for our Class A Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

Due to limited liquidity in our shares, if a public market does develop, the market price of our Class A Common Stock may fluctuate significantly which could cause a decline in value of your shares.

There is no public market for our Class A Common Stock and there can be no assurance that a regular trading market for our Class A Common Stock will ever develop or that, if developed, it will be sustained.  If a public market does develop, the market price of our Class A Common Stock may fluctuate significantly in response to factors, some of which are beyond our control.  The  market  price  of  our  common  stock  could  be  subject  to   significant fluctuations  and the market  price  could be  subject  to any of the  following factors:

• our failure to achieve and maintain profitability;
• changes in earnings estimates and recommendations by financial analysts;
• actual or anticipated variations in our quarterly and annual results of operations;
• changes in market valuations of similar companies;
• announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
• loss of significant clients or customers;
• loss of significant strategic relationships; and
• general market, political and economic conditions.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Class A Common Stock, which could cause a decline in the value of our shares. Price volatility may be worse if the trading volume of our Class A Common Stock is low.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Nevada law.  Under Nevada law (Nevada Revised Statute 78.138(7)), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

We will need additional capital, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

The Company needs an aggregate of $3,750,000 to fully implement its business plan and cover on-going expenses.   The Company needs to raise at least $1,770,000 within the next 12 months to fully cover its on-going expenses and to fully implement it claiming and allowance/stakes divisions within the Company's desired timeframe.  The Company will need to raise the additional $2,000,000 prior to October 2012 to begin its breeding operations in October 2012

We have short term capital requirements of approximately $200,000 to begin to implement the Company's plan of operations and to cover the Company's on-going expenses.  The Company expects to acquire initially approximately 10 - 15 thoroughbreds for $150,000 from the initial $200,000 with the remaining amount to be used for on-going operations and working capital.  The Company will need a total of $750,000 to acquire the 50 thoroughbreds for its claiming division prior to expanding its other divisions.  The Company needs an additional $1,000,000 to begin implementing its allowance/stakes division and $2,000,000 to begin its breeding division.  The Company expects to begin acquiring thoroughbreds for its claiming division in September 2011 and expects to acquire thoroughbreds in March 2012 for its Allowance/Stakes division.  The Company does not expect to begin its breeding division until October 2012.

The Company expects the on-going cost of being a public company to be approximately between $15,000 and $20,000.   We may have insufficient revenues to cover our operating costs or be able to obtain financing in the amounts needed or on terms acceptable to us, if at all, which will negatively affect our ability to complete development of our business, establish a marketing platform and revenue generating operations. Additionally, we will have legal and accounting costs associated with being a Securities and Exchange reporting company should our S-1 registration statement be declared effective. You should consider the risks that we will be unable to obtain adequate capital financing, which will delay our operations, lead to accumulated losses, and negatively affect our ability to complete development of our services and to generate revenues.  The Company, however, does have sufficient capital to absorb the costs of being a public company through the financing verbal commitments of $40,000 from its officer and directors; however, there is no guarantee that we will receive the funds from our officers and directors.

There can be no assurances that the value of the thoroughbreds which are owned by the Company, will not decrease in the future which may have an adverse impact on our Company’s activities and financial position.

The business of training and racing thoroughbreds is a high-risk venture. There is no assurance that any thoroughbred acquired by the Company will possess qualities of a championship character. While a thoroughbred may have an excellent bloodline, there is no assurance that the racing performance of the thoroughbred will conform to the bloodline. Moreover, thoroughbreds are subject to injury and disease which can result in forced retirement from racing, or at the extreme, natural death or euthanasia of the animal. There can be no assurances that the value of the thoroughbreds which may be acquired and owned by the Company, will not decrease in the future or that the Company will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the thoroughbreds which the Company may acquire.

The valuation of thoroughbreds is a highly speculative matter.  If the valuation of the Company's thoroughbreds decrease the Company will still be responsible for the expenses of maintaining, training and racing the thoroughbreds even at lesser quality races which could negatively impact the revenues from the thoroughbreds.

The valuation of thoroughbreds is a highly speculative matter and prices have fluctuated widely in recent years. The success of the Company is dependent upon the present and future values of thoroughbreds generally, and of the Company's thoroughbreds in particular, as well as the racing success of the Company's thoroughbreds. Although the future value of thoroughbreds generally cannot be predicted, it will be affected by the state of the economy, the amount of money available for investment purposes, and the continued interest of investors and enthusiasts in the thoroughbred industry. The expense of maintaining, boarding, training and racing thoroughbreds can be expected to increase during the term of the Company, regardless of what happens to the future market price of thoroughbreds or the performance of the Company thoroughbreds.

If the Company thoroughbreds are unsuccessful in racing or injured, their value will be adversely affected.  Which may have a negative impact of the Company's valuation and its revenue.

Thoroughbred racing is extremely speculative and expensive. In the event that the Company thoroughbreds were to be transported to various tracks and training centers throughout the United States, and thus exposed too many other horses in training, the risk of injury or death increases significantly. The Company's thoroughbreds must earn enough through racing to cover expenses of boarding and training. If the Company Thoroughbreds are unsuccessful in racing, their value will be adversely affected. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in thoroughbred racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the Company Thoroughbreds will be of such quality that they may compete in any races which offer purses of a size sufficient to cover the Company's expenses.

Thoroughbred racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the company's business

The racing future of and/or market for the Company's thoroughbreds depends upon continuing governmental acceptance of thoroughbred racing as a form of legalized gambling. In the opinion of management, thoroughbred racing is gaining a greater governmental acceptance and a dependence as a source of revenue. However, at any time, thoroughbred racing could be subjected to restrictive regulation or banned entirely. The value of the Company's thoroughbreds would be substantially diminished by any such regulation or ban. Thoroughbred racing is regulated in various states and foreign countries by racing regulatory bodies with which the owners of thoroughbred racehorses must be licensed.

The Company currently does not and does not intend to purchase insurance on its thoroughbred which could require Company resources to be spent to cover any loses from the death or injury of a thoroughbred.

Mortality insurance insures against the death of a horse during the Company's ownership. Surgical insurance covers possible risks of injury during racing or training. Without insurance the Company is responsible for the cost of injury or in the event of death will lose its investment in the thoroughbred.  The payment of such liabilities may have a material adverse effect on our financial position.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company's operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for the Company to race at and then negativity impact its operations.

Industry practices and structures have developed which may have not been attributable solely to profit-maximizing economic decision-making which may have an adverse impact on our Company’s activities business

Because thoroughbred racing is a sport as well as a business, industry practices and structures have developed which may have not been attributable solely to profit-maximizing economic decision-making.) For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

The Company currently owns a minority interest in its thoroughbreds as a result it does not have control regarding the training or racing of the thoroughbred.

Since the Company currently does not own a majority interest in its initial 4 thoroughbreds, the Company has little, if any, imput with regard to the race selection and training of the thoroughbreds.  As a result, the Company is dependent on the majority owners decisions as to when and where to race the thoroughbred and to its training regime.

The Company's auditors have issued a going concern opinion that the Company's may not be able to continue without raising additional capital therefore needs to raise additional capital to continue its operations and to implement its plan of operations.

Our auditors and  management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company needs to raise additional capital to continue its operations and to implement its plan of operations. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. Other than our verbal agreements with our Officer and Directors for a possible $40,000 in capital, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 2 officers and directors thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials and it may be difficult to implement such controls with only 2 officers and directors.  The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

Summary

We believe it is important to communicate our expectations to investors.  There may be events in the future, however, that we are unable to predict accurately or over which we have no control.  The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provides all known material risks, uncertainties and events that may cause our actual  results to differ materially from the expectations we describe in our forward looking statements.  The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

Dividend Policy

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Item 4: Use of Proceeds.

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5: Determination of Offering Price.

We have arbitrarily determined the offering price and it does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted valuation criteria. Prior to this offering, there has been no market for our securities. In order to assure that selling shareholders will offer their shares at $0.05 per share until our shares are quoted on the OTCBB, we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTCBB without proof of the selling price.

The aggregate market value of the Company's Class A Common Stock is $13,000,000 based on a $.05  per share price.  The total stockholders' equity as of May 31, 2011 was $12,260.

Item 6: Dilution.

We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

Item 7: Selling Security Holders.

The shares being offered for resale by the selling stockholders consist of the 62,000,000 shares of our Class A Common Stock held by 40 shareholders.  The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 11 , 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares and are not obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

On June 1, 2011, the Company issued 22,500,000 shares of Class A Common Stock to Mr. Mezey, our officer and director, for $2,250 in services rendered to the Company at a price of $.0001 per share and 22,500,000 shares of Class A Common Stock to Mr. Riley, our officer and director, for $2,250 in services rendered to the Company at a price of $.0001 per share.  The Company is only including 10,000,000 shares of Class A Common Stock (or 5,000,000 shares each) from this issuance as the remaining shares will continue to be restricted

On June 1, 2011 the Company sold 45,500,000 shares of Class A Common Stock to 9 investors at a purchase price of $.0001 per share.  The investors were friends and family of our officers and directors.

On June 2, 2011 the Company sold 10,000,000 shares of Class A Common Stock to 2 investors at a purchase price of $.0001 per share.  The investors were friends and family of our officers and directors.

On June 3, 2011 the Company sold 19,500,000 shares of Class A Common Stock to 27 investors at a purchase price of $.001 per share.  The investors were friends and family of our officers and directors.

The selling shareholders obtained their shares in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities and was limited to friends and family of the Company's officers and directors.

Name of selling stockholder	Shares of stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common owned after offering
Alana Ostrov	750,000	750,000	0	0.00%
Alex Olmstead	500,000	500,000	0	0.00%
Alexis Nicole Riley	5,000,000	1,000,000	4,000,000	1.54%
Amy Costenmoyer	750,000	750,000	0	0.00%
Art Olmstead	750,000	750,000	0	0.00%
Audrey Limon	750,000	750,000	0	0.00%
Blaine Riley	92,500,000	5,000,000	87,500,000	33.65%
Danielle D'Amico	750,000	750,000	0	0.00%
Dorothy Mezey	750,000	750,000	0	0.00%
Ginni Olmstead	750,000	750,000	0	0.00%
International Monetary1	5,000,000	5,000,000	0	0.00%
Jacob Combs	750,000	750,000	0	0.00%
Jamil Atcha	750,000	750,000	0	0.00%
Jeff Combs	5,000,000	5,000,000	0	0.00%
John Olmstead	750,000	750,000	0	0.00%
Joseph Mezey	92,500,000	5,000,000	87,500,000	33.65%
Kasie Olmstead	500,000	500,000	0	0.00%
Kerry Wagner	750,000	750,000	0	0.00%
Kristina Lauren	5,000,000	1,500,000	3,500,000	1.35%
Larry Vasquez	750,000	750,000	0	0.00%
Linda Pollock	750,000	750,000	0	0.00%
Lori Livacich	10,000,000	5,000,000	5,000,000	1.92%
M B Riley, IV	5,000,000	1,000,000	4,000,000	1.54%
Maria Olvera	750,000	750,000	0	0.00%
Merlin Riley	5,000,000	1,000,000	4,000,000	1.54%
Morgan Costenmoyer	750,000	750,000	0	0.00%
Paul Howarth	750,000	750,000	0	0.00%
Penne Atcha	750,000	750,000	0	0.00%
Renegade Farms2	3,000,000	3,000,000	0	0.00%
Robin Costenmoyer	750,000	750,000	0	0.00%
Steve Costenmoyer	750,000	750,000	0	0.00%
The Graystone Company3	2,500,000	2,500,000	0	0.00%
Rene Aguirre	750,000	750,000	0	0.00%
Tom Olmstead	5,000,000	2,500,000	2,500,000	0.96%
Travis Costenmoyer	750,000	750,000	0	0.00%
Vortex Tennis4	750,000	750,000	0	0.00%
Whitney Costenmoyer	750,000	750,000	0	0.00%
Will Waldrop	750,000	750,000	0	0.00%
Woody Brooks	500,000	500,000	0	0.00%
WTL Group5	5,000,000	5,000,000	0	0.00%

1. Blaine Riley exercises the sole power voting and dispositive power with respect to the shares being offered by the shareholder.
2. Thomas Olmstead exercises the sole power voting and dispositive power with respect to the shares being offered by the shareholder.
3. Paul Howarth exercises the sole power voting and dispositive power with respect to the shares being offered by the shareholder.  Mr. Mezey is an officer and director of The Graystone Company but does not have any power or input as the voting and dispositive powers of this shares.
4. Thomas Olmstead exercises the sole power voting and dispositive power with respect to the shares being offered by the shareholder.
5. Thomas Olmstead exercises the sole power voting and dispositive power with respect to the shares being offered by the shareholder.

Relationships of Selling Shareholders with Company

Blaine Riley is listed as a selling shareholder and is the President and Director of the Company.

Joseph Mezey is listed as a selling shareholder and is the CEO, CFO and Director of the Company

No other selling shareholder has a position or material relationship with the Company.

Item 8: Plan of Distribution.

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We are registering the Class A Common Stock issued to the Selling Stockholders to permit the resale of these shares of Class A Common Stock by the holders of the Class A Common Stock from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock.  We will bear all fees and expenses incident to our obligation to register the Class A Common Stock.

The Selling Stockholders may sell all or a portion of the Class A Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the Class A Common Stock is sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions.  The Class A Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.  The Selling Stockholders may use any one or more of the following methods when selling shares:

	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
	an exchange distribution in accordance with the rules of the applicable exchange;
	privately negotiated transactions;
	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
	a combination of any such methods of sale; and
	any other method permitted pursuant to applicable law.

The Selling Shareholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Class A Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any profits on the sale of the Class A Common Stock by such Selling Shareholders and any discounts, commissions or agent's commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The Class A Common Stock may be sold in one or more transactions at:

•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

The sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the Class A Common Stock may be listed or quoted at the time of the sale;
•	in the over-the-counter market;
•	in transactions other than on such exchanges or services or in the over-the-counter market;
•
through the writing of options (including the issuance by the Selling Shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	in a public auction; or
•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.   The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

In connection with the sales of the Class A Common Stock, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the Class A Common Stock in the course of hedging their positions;
•	sell the Class A Common Stock short and deliver the Class A Common Stock to close out short positions;
•	loan or pledge the Class A Common Stock to broker-dealers or other financial institutions that in turn may sell the Class A Common Stock;
•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Class A Common Stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of the Class A Common Stock by the Selling Shareholders.

There can be no assurance that any Selling Shareholder will sell any or all of the Class A Common Stock under this prospectus. Further, we cannot assure you that any such Selling Shareholder will not transfer, devise or gift the Class A Common Stock by other means not described in this prospectus. The Class A Common Stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The Class A Common Stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Class A Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Class A Common Stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Class A Common Stock by the Selling Shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Class A Common Stock to engage in market-making activities with respect to the Class A Common Stock being distributed. This may affect the marketability of the Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Class A Common Stock.

We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay the entire expenses incidental to the registration of the Class A Common Stock, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company and blue sky fees and expenses. The Selling Shareholders will be required to pay all discounts, selling commission and stock transfer taxes applicable to the sale of the Class A Common Stock and fees and disbursements of counsel for any Selling Shareholder.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) o f the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Item 9: Description of Securities to be Registered.

(a) Common and Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 705,000,000 shares of capital stock, of which 700,000,000 are shares of Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock") and 5,000,0000 are shares of Class B Common Stock, par value $.001 per shares (the “Class B Common Stock”).  We have no authorized preferred stock.   As of May 31, 2011, 140,000,000 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock were issued and outstanding.

Class A Common Stock

The Certificate of Incorporation, as amended, authorizes the Company to issue up to 700,000,000 shares of Class A Common Stock ($0.0001 par value).  As of the date hereof, hereof, there are 260,000,000 shares of our Class A Common Stock issued and outstanding, which are held by 40 shareholders of record. Of these shares, 260,000,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Class A Common Stock are of the same class and have equal rights and attributes.  Holders of our Class A Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. Unless otherwise required by the Nevada General Corporation Law, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.  Upon our liquidation or dissolution, the holders of our Class A and Class B Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Class A Common Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Class A Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

Class B Common Stock

Our Certificate of Incorporation, as amended, authorizes the Company to issue up to 5,000,000 shares of Class B Common Stock ($0.001 par value).  As of the date hereof, there are 2,000,000 shares of our Class B Common Stock issued and outstanding, which are held by 2 shareholders of record. Of these shares, 2,000,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Class B Common Stock are of the same class and have equal rights and attributes. The Class B shares do not have the right to convert into Class A. Holders of our Class B Common Stock are entitled to one hundred (100) votes per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors at the same rate as those declared for Class A shareholder. Unless otherwise required by the Nevada General Corporation Law, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.  Upon our liquidation or dissolution, the holders of our Class A and Class B Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Class B Common Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Class B Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

Preferred Stock

We have no authorized preferred stock.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 10: Interests of Name Experts and Counsel.

The financial statements for Regius Thoroughbreds, Inc.  as of and for the period ended May 31, 2011 included in this prospectus have been audited by Collie Accountancy, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Item 11: Information with Respect to the Registrant.

Registrant Overview

Description of Business

Regius Thoroughbreds, Inc. was incorporated under the laws of the State of Nevada on May 24, 2011. We formed the Company for the purpose of acquiring, selling and/or racing thoroughbred race horses of every age from broodmares, weanlings, and yearlings to racing age horses. The Company began operations as a racing stable on May 25, 2011 with the acquisition of a minority interest in Snovember. The Company has acquired a minority interest in three (3) additional horses (see table below).   The Company decided to initially acquire a minority interest in four (4) to five (5) thoroughbreds to assist the Company in establishing relationships with trainers and provide the Company the ability to apply for owners licenses.  The Company does not intend to acquire a minority interest in any other thoroughbred other than the four (4) it currently owns.

In July 2011, the Company obtained its owners license from the State of California and may begin acquiring thoroughbreds in its own name.  The Company's license number is 904483 and it expires in December 2013.

The Company operates in three different divisions in the horse racing industry.  The three divisions include: (1) acquiring, racing and selling claiming level thoroughbreds (referred to as our "claiming division"), (2) acquiring, and racing allowance and stake level horses (referred to as our "allowance/stakes division"), and (3) the breeding of thoroughbreds (referred to as our "breeding division").   The Company initially is focusing on its claiming division.  The Company intends to acquire 50 thoroughbreds for its claiming division.  Once the Company has acquired the 50 thoroughbreds, we will begin to acquire thoroughbreds that are capable of running in allowance and stakes level races and we will begin our breeding program.  The 4 thoroughbreds that the Company currently has a minority interest in are claiming level thoroughbreds.

The Company plans on acquiring thoroughbreds for its claiming division beginning in September 2011.  The Company expects to acquire 50 thoroughbreds for its claiming division by March 2012.  Once the Company acquires 50 thoroughbreds in our claiming division, we will begin acquiring thoroughbreds for our allowance/stakes division.  The Company expects to begin acquiring thoroughbreds for this division in March 2012 and we expect to acquire 3-5 thoroughbreds for the allowance/stakes division in 2012.  The Company's breeding division is expected to begin acquiring broodmares in October 2012.  We expect to acquire 10 - 15 broodmares that we can bred with stallions between February and March 2013.  The Company's timetable is contingent on our ability to raise the necessary capital to execute our business plan.

The Company, as of July 27, 2011, has an interest in four (4) thoroughbreds.

Name	Year of Birth	Type	Location	Percent Owned
Bipartisan1	2009	Colt (Bay)	Southern California	5.00%
Snovember2	2007	Filly (Gray)	Pennsylvania	2.50%
Just Another Bud3	2007	Gelding (Bay)	West Virginia	5.00%
Annika'a Love3	2005	Gelding (Bay)	West Virginia	5.00%

1. Majority owned by Little Red Feather Racing Stables who has control related to the racing, sell and training of the thoroughbred
2.  Majority owned by LA Thoroughbreds who has control related to the racing, sell and training of the thoroughbred
3. Majority owned by Charles River Racing who has control related to the racing, sell and training of the thoroughbred

Minority Owned Thoroughbreds

The Company decided to initially acquire a minority interest in four (4) to five (5) thoroughbreds to assist the Company in establishing relationships with trainers and provide the Company the ability to apply for owners licenses.  As a minority owner of a thoroughbred, the Company receives a percentage of the purse winnings that is equal to its ownership percentage.  Similarly, the Company is responsible for the expenses of the thoroughbred at a rate equal to its ownership percentage.  For example, if we own 5% of a thoroughbred that wins $2,000 from a race then Company receives $100 from the purse winnings.  If a thoroughbred's  monthly expenses are $1,000  and the Company owns 5% of the thoroughbred then the Company owes $50 for the monthly expenses.  The Company receives its earnings and pays the monthly expenses to the majority owner.  The Company receives invoices indicting the expenses that have been incurred for the thoroughbreds from the majority owner and an accounting of the purse winnings.

The majority owner of the thoroughbred makes the final decisions relating to the thoroughbreds.  They decide on who the trainer will be or to move to a different trainer.  They also decide on what state the thoroughbred will race in and what races and at what level the thoroughbred will run at.  The Company may provide input into these decisions but the majority owners have the final decision.  For example, LA Thoroughbreds decides on when, where and at what level to race Snovember.  The management agreements of the thoroughbreds are verbal contracts.

Since the Company is an owner of the thoroughbred the Company's shareholders are able to enjoy some of benefits and privileges of owning a thoroughbred.  This includes the ability to visit the thoroughbred at the trainers barns, visit the paddock before any race the thoroughbred is in, interact with the jockey before the race, and have our photo taken in the winner's circle if the thoroughbred wins a race. However, since the shareholder is not a direct owner but an indirect owner of the thoroughbred they must be accompanied by an officer of the Company that is licensed by the state's thoroughbred racing authority.   For example, if a shareholder would like to visit any of the Company's thoroughbreds in California the shareholder must be accompanied by Mr. Mezey as he is the licensed officer for the Company in the State of California.

Size of Thoroughbred Business

The US Gross Domestic Product for thoroughbred racing, breeding, and related activities alone is over $39 billion, with the total horse industry contributing over $101 billion.  There are an estimated 50,000 thoroughbred races each year attracting 60 million spectators and bets of more than $13 billion at the tracks and at off-site locations.

Claiming

The Company's Claiming activities consist of identifying horse in claiming races that are more valuable, in the Company's opinion, then their respective claiming price.  The factors leading to a horse being more valuable than its claiming price may be it has been poorly trained to date, has run in the wrong type of races or has dropped in class.  The Company believes most of the horses acquired in this manner will be owned by the Company for less than 12 months since they can be sold during any claiming race.

A claiming race is one in which all horses entered are eligible to be purchased by a licensed owner or indirectly through a trainer for the specified claiming price (see below for levels of claiming races).  For example, in a $32,000 Claiming race all the horses are for sale for the purchase price of $32,000 plus applicable taxes.  The procedure for a claiming race is as follows:  the trainer puts a claim in for the horse prior to the race.  Immediately upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race. If two or more owners/trainers put a claim in on a horse than a "shake" occurs to determine who has purchased the horse.  A shake is when each claiming owner is assigned a number.  Then a racing official draws a number at random and the owner with corresponding number has purchased the horse.  Claiming races account for up to 80% of all thoroughbred races on a given day.  For example, on July 27, 2011 at the Del Mar meet in Southern California 5 of the 8 races were claiming races.  On July 27 ,2011  8 of the 9 races were claiming races at Penn National in Pennsylvania.

The intent behind claiming is to claim horses that are performing below the ability or have been mismanaged by the current owners or trainers.  Thereby, allowing the Company to move the horse up in class and make a profit on the horse being claimed for an amount higher than the Company paid.

The Company is initially operating as a claiming stable and currently owns a minority interest in four (4) thoroughbreds (see table above) in its claiming division.  The Company acquires its stable of thoroughbreds through claiming races instead of private transactions or auctions.  The Company intends to acquire at least 50 thoroughbreds in its claiming stable before acquiring thoroughbreds that can compete in allowance and/or stakes races.  The Company will be able to generate revenue from its claiming division through the purse winnings of its thoroughbreds and from the sale of any thoroughbred claimed from the Company.

The Company expects to begin claiming thoroughbreds beginning with the Santa Anita meet beginning September 28, 2011.  However, the Company's ability to begin claiming thoroughbreds is dependent on raising $200,000 and we expect that the Company will need to raise a total of $750,000 to acquire 50 thoroughbreds.  These thoroughbreds will initially run solely in California.  The Company does not currently expect to expand outside of California.   The Company expects to be able to acquire 10 - 15 thoroughbreds from the initial $200,000 it raises.  The expected cost of the thoroughbreds are $150,000 with the remaining amount to be used for the on-going operations of the Company (estimated to be up to $25,000) and working capital needs of the Company as a result of the acquisition of the Thoroughbreds such as training and vet fees (estimated to be $25,000).

Once the Company acquires a thoroughbred in its claiming division it may take up to 30 days before the thoroughbred  may be able to race again.  The factors relating to the length between races include the endurance and shape of the thoroughbred, the availability of races and the skill level of the other thoroughbreds in the race.  The Company, along with our trainer, use these factors to decide on where and when to race the thoroughbred so we can put the thoroughbred in the best possible position to win.  During this time the thoroughbred is usually ridden everyday as part of their training.  Thoroughbreds will jog or cantor most days.  The thoroughbred will typically gallop every 7 days that it does not race, this is referred to as a work out. A work out consists of a timed run from 3 furlongs up to 5 furlongs ( 1 furlong equals 1/8 of a mile) and simulates a race for the thoroughbred.

The Company expects the on-going monthly expenses directly associated to the thoroughbreds in its claiming division to be approximately $50 to $125 per day for each thoroughbred.  The fee depends on the trainer's fee and the amount of vet bills each thoroughbred requires.

Initially, the Company expects to acquire 3-5 thoroughbreds per month.  As such, the Company expects to complete the initial acquisition of 10-15 thoroughbred by the end of December 2011.  Once the Company is able to raise the additional, $550,000 we can acquire thoroughbreds at a faster rate (at a rate of 8-12 per month) due to the fact we will have operations in place and sufficient capital (from the capital rise and operations) to maintain our stable of thoroughbreds.  Once it has raised the additional $550,000, the Company expects to be able to acquire 35-40 by March 2012 .

The Company will acquire thoroughbreds as our capital position permits.  As such, even though the Company states that it needs $200,000 to fully begin its claiming division, the Company will begin acquiring thoroughbreds as its capital position allows it to do so.  This is why the Company believes it will only initially be able to acquire 3-5 thoroughbreds per month since the amount of capital raised or available will limit the Company's ability to purchase thoroughbreds.  If the Company is able to raise capital quicker than we currently expect, than we would acquire thoroughbreds at a faster pace.  Likewise, if we raise money at a slower rate, than we expect than we will acquire thoroughbreds at a slower pace.  Our ability and timing of the acquisition of the additional thoroughbreds is dependent on the Company raising the required capital to acquire the thoroughbred and to maintain the stable until our revenue is sufficient to cover the monthly costs of the thoroughbreds.   The Company is expecting to have the necessary capital to begin to initially acquire the 10-15 initial thoroughbreds for its claiming division in September 2011 and to complete the acquisitions by December 2011.  The Company further expects to have the capital available beginning in January 2012 to begin acquiring the remaining 35-40 thoroughbreds to fully build out our claiming division.  The Company expects to acquire the 50 thoroughbreds by the end of March 2012 and therefore provide the Company with the infrastructure and revenue to support our expansion of the allowance/stakes division; however, this is dependent on our ability to raise the required capital.

Revenue from Claiming Division

The Company generates revenue from its Claiming Division in two ways: (1) purse winnings and (2) sale of a thoroughbred.  The Company expects that a thoroughbred will begin to generate revenue from purse winnings within 30 days from acquiring the thoroughbred.  The Company further expects that it will continue to receive revenue from the thoroughbred every 30 days from additional purse winnings. The Company will also generate revenue if our thoroughbred is claimed by another stable.  The Company expects that most thoroughbreds in its claiming division will be claimed within 12 months from the date we acquired the thoroughbred.  For example, at the Del Mar meet 46 thoroughbreds, for $1,002,000, have been claimed in 6 days.  If a thoroughbred is claimed from the Company, we expect to use the revenue from the sale of the thoroughbred to acquire an additional thoroughbred to replace it.

Allowance/Stakes Level Racing

Stakes and allowance races are races in which the horses are not for sale.  Allowance races are a race other than claiming for which the racing secretary drafts certain conditions (see below for more details).  Stakes races are the top level races.  The purse money is significantly higher in allowance and stakes level races.  Allowance and stakes races may only account for 1-3  races per day at a track instead of the 5-9 claiming races a day at a track.  The higher the level in racing the fewer the number of races there are on an average day.

The Company intends to acquire horses that it believes could compete at these levels.  The Company intends to acquire horses not only in the United States but other countries as well.  Few claimers ever will be able to consistently compete at the allowance or stakes level.  Therefore, the Company acquires horses through private purchases in an attempt to acquire horses that can race in these levels.   Typically, once a horse is acquired in a private sale it will be run in an allowance race to help gauge the talent level of the horse and then depending on the results the Company will move the horse or down in class as needed.

The Company does not expect to begin acquiring thoroughbreds capable of running in allowance or stakes races until it has obtained at least 50 thoroughbreds in its claiming division.  Thereby, the Company will have sufficient operations to maintain a stable cable of competing in the allowance/stakes level of racing.  The Company expects to begin acquiring thoroughbreds for this division in March 2012 and will be required to raise additional capital of $1,000,000 to fully build out a an allowance/stakes division. The Company expects that it will be able to acquire 3 - 5 thoroughbreds for its allowance/stakes division.  The Company will acquire its allowance/stakes horses through private purchases and auctions.   The Company expects to generate revenue from its allowance/stakes division through the purse winnings of its thoroughbreds; however, at this time this division is not generating any revenue.

Thoroughbreds in our allowance/stakes division may have 45 - 60 days in between races.  Typically, there is a longer period between races the higher the level the thoroughbred races.  This is primary due to the fact that the thoroughbred needs to be in better condition at the higher levels and that there are fewer races in the allowance/stakes divisions.  Thoroughbreds in this division follow the same training pattern as the thoroughbreds in our claiming division.

The Company expects to spend approximately $750,000 on the acquisition of the 3-5 thoroughbreds with the remaining $250,000 to be used for training and vet fees and any necessary travel to races outside of California.  The Company expects its on-going monthly expenses directly associated to the thoroughbreds in its claiming division to be approximately $50 to $125 per day for each thoroughbred the Company owns.  The fee depends on the trainer's fee and the amount of vet bills each thoroughbred requires.  The Company expects that it will incur expenses related to shipping a thoroughbred to race outside of California.  These expenses may range from $10,000 to $50,000.  For example, the breeders cup is a annual series of stakes level thoroughbred races.  It consists of 15 Championship races with a total purse of $26 million.  In 2011, the Breeders Cup is being held at Churchill Downs.  If the Company had a thoroughbred in its allowance/stakes division capable of competing in the breeders cup, we would have to ship the thoroughbred to Kentucky along with our trainer and management prior to the race.  This expense could range from $10,000 to $50,000.

The Company is dependent on obtaining the necessary financing to acquire thoroughbreds for its allowance/stakes division.  The Company expects that it will take up to 7 months to acquire the 3-5 thoroughbreds.  The Company will acquire its thoroughbreds as our capital position permit.  Although the Company expects it needs $1,000,000 to acquire 3-5 thoroughbreds for this division, we will begin acquiring the thoroughbreds as soon as our capital position allows the Company to do so.  As such, the faster the Company can raise the necessary capital the quick we can acquire the thoroughbreds.  The Company currently does not have an amount that would be required to acquire its initial thoroughbred for this division as our ability to acquire such thoroughbred is at least 8-9 months away.  As the Company gets closer to obtaining its 50 thoroughbreds in the claiming division, we will begin to identify possible thoroughbred to acquire for this division and then be able to calculate the minimum amount needed to acquire its initial thoroughbred cable or running allowance/stakes races.

Revenue from Allowance/Stakes Division

The Company generates revenue from its allowance/stakes division from the purse winnings of the thoroughbred.  The Company does not expect to sell these thoroughbreds.   The Company expects that a thoroughbred will begin to generate revenue from purse winnings within 45-60 days from acquiring the thoroughbred.  The Company further expects that it will continue to receive revenue from the thoroughbred every 45-60 days from additional purse winnings.

Breeding

The Company expects to begin its breeding program in October 2012.  The intent to breed horses that will be able to compete in allowance and stake level races.

The Company's breeding division will consist of those thoroughbreds breed to be sold in private transactions or auctions and those breed to race.  The Company will breed in California those thoroughbreds that it intends to race and will breed in Kentucky those that it intends to sale.  The Company expects that it will need to raise a minimum of an additional $2,000,000 to begin its breeding programs.  The breeding programs consists of the Company acquiring broodmares and paying stud fees to farms who own the studs.  The breeding season typically runs from February through May.  Under the rules of racing, every foal (a baby thoroughbred) is given a birthday of January 1 of the year of its birth regardless of its actual date of birth.  The Company will generate revenue from its breeding division through the sale of the foals and purse winnings from the foals the Company keeps.

The Company expects to begin its breeding program in October 2012.  However, we are dependent on raising the necessary capital to begin our breeding program.  As a result, we may have to delay the date we begin if we are unable to raise sufficient capital.  Any delay in raising the capital may cause significant delays in beginning the program since the breeding season only runs from February through May.   The Company expects to need to raise $2,000,0000 to fully implement its breeding division.  The Company would expect to acquire 10 - 15 broodmares for approximately $1,000,000.  The Company expects to pay approximately $500,000 in stud fees to the owners of the stallions we decide to bred the mares with.   The remaining $500,000 is expected to be used to pay for the upkeep of the broodmares at the farm we decide to maintain the broodmares at.  The Company does not need to acquire or build its own facilities to begin its breeding program as we may maintain the broodmares at various farms in California or Kentucky.  The Company expects it on-going monthly expenses directly associated to the thoroughbreds in its breeding division to be approximately $10 to $17 per day for each broodmare.  The fee depends on the location of the farm and the amount of vet bills each broodmare may require.

The Company is dependent on obtaining the necessary financing to acquire broodmares and pay the necessary stud fees for its breeding division.  The Company will acquire begin the breeding program as our capital position permit.  Although the Company expects it needs $2,000,000 to acquire 10-15 broodmares for this division, we will begin acquiring broodmares as soon as our capital position allows the Company to do so.  As such, the faster the Company can raise the necessary capital the quick we can acquire the broodmares and pay for the stud fees.  The Company currently does not have a minimum amount that would be required begin this division as we don't expect to begin this division for 15-18 months.  As the Company gets closer to obtaining to our expect breeding dates in October 2012, we will begin to identify possible broodmares to acquire for this division and then be able to calculate the minimum amount needed to begin the breeding division.

Revenue from Breeding Division

The Company will generate revenue from the sale of the foals from the Company's broodmares.  The foals may be sold as yearlings (1 year old) or as a 2 years old.  They may be sold at an auction or private party transaction.  The Company does not expect to begin generating revenue from its breeding division until 2014.

Deciding on Horse

When deciding on acquiring the horse the main pieces of information the Company relies on are breeding, past performance charts and race replays.

When deciding to claim a horse, the Company relies mostly on the thoroughbred's past performance.  This is because unlike a private sell or an auction, the Company cannot have a veterinarian check the horse prior to acquiring the thoroughbred.  Due to the importance of the past performances in claiming a thoroughbred, a link to a sample past performance has been provided to demonstrate how to read a horse's past performance as exhibit 99.1.  The Company reviews the past performance to assist in determining the soundness of the thoroughbred, the thoroughbred's willingness and ability to win and the length of face and turf types that the thoroughbred prefers.  In addition, to the thoroughbred's past performance the Company reviews the thoroughbred's pedigree, confirmation, and dosage rating of the thoroughbred.  Once the Company has made initial decisions to claim as thoroughbred, we review race replays and/or watch the thoroughbred gallop in morning workouts.

When deciding to acquire a thoroughbred through a private sale or auction, the Company uses the same methodology as above, if available.  The Company also will have a veterinarian check the thoroughbred prior to acquiring the thoroughbred thereby provide the Company with a comprehensive report on the health and condition of the thoroughbred .

Types of Races

Maiden - A race for Non-Winners
Maiden Special Weight - For horses that have never won a race, but cannot be claimed
Claiming - Race in which horses entered are subject to purchase, or "claim", for the specified claiming price (typically the horses have won at least one claiming or maiden race)
Allowance - a race other than claiming for which the racing secretary drafts certain conditions to determine weights
Stakes - The highest level of racing

Class Structure

Stakes
Grade 1 Stakes
Grade 2 Stakes
Grade 3 Stakes
Non-Graded Stakes

Classified Allowance

N4X - Non-Winners of less then 4 races excluding claiming or Maiden(also referred to as "nonwinners of four races other than Maiden or claiming" or "4th level allowance")
N3X - Non-Winners of less than 3 races excluding claiming or Maiden (also referred to as nonwinners of three races other than Maiden or claiming" or "3rd level allowance")
N2X - Non-Winners of less than 2 races excluding claiming or Maiden (also referred to as nonwinners of two races other than Maiden or claiming" or "2nd level allowance")
N1X - Non-Winners of less than 1 races excluding claiming or Maiden (also referred to as nonwinners of one race other than Maiden or claiming" or "1st level allowance")

Claiming

$100,000 - horses are entered but are subject to sale for the claiming price of $100,000
$80,000 -   horses are entered but are subject to sale for the claiming price of $80,000
$62,500 -   horses are entered but are subject to sale for the claiming price of $62,500
$50,000 -   horses are entered but are subject to sale for the claiming price of $50,000
$40,000 -   horses are entered but are subject to sale for the claiming price of $40,000
$32,000 -   horses are entered but are subject to sale for the claiming price of $32,000
$25,000 -   horses are entered but are subject to sale for the claiming price of $25,000
$20,000 -   horses are entered but are subject to sale for the claiming price of $20,000
$16,000 -   horses are entered but are subject to sale for the claiming price of $16,000
$12,500 -   horses are entered but are subject to sale for the claiming price of $12,500
$8,000  -    horses are entered but are subject to sale for the claiming price of $8,000

Maiden

Maiden Special Weight
$50,000 Maiden Claiming
$32,000 Maiden Claiming
$25,000 Maiden Claiming

Levels Compared

Levels	Stakes	Allowance	Claiming	Maiden
	Grade 1
	Grade 2
	Grade 3
	Non-Graded
		N4X	$100,000
		N3X	$80,000
		N2X	$62,500
		N1X	$50,000 - $40,000
			$32,000
			$25,000
			$20,000
			$16,000 - $12,500	Maiden Special Weight
			$12,500 - $8,000	$50,000 - $32,000 maiden Claiming
				$25,000 maiden Claiming

Competition

The Company is a very small player in the thoroughbred racehorse trading business.  The main competitors include, but not limited to, Juddmonte Farms, STD Racing, and J. Paul Reddam, and Martin Wygod. While we consider bloodlines and the win-loss records of a particular horse's lineage as well as other factors, our success will depend in large measure on our ability to evaluate the potential of a horse. We will rely almost on the Company's trainers and officer/directors  to evaluate a horse and to buy any horse we believe to be a good investment.

Dependence on one or few major customers

The Company is not dependent on one or a few major customers.

Intellectual Property

We do not presently own any other copyrights, patents, trademarks, licenses, concessions or royalties. Our website currently under development and we expect it to be complete by July 31, 2011.

Government Regulation

Horse racing is governed by the individual states through which mainly focus on regulating the pari-mutual wagering in horse racing.  In California, horse racing is regulated by the California Horse Racing Board and governed by the Business and Professions Code of California.  In Pennsylvania, horse racing is regulated by the  Pennsylvania Racing Commission.  In West Virginia, horse racing is regulated by the West Virginia Racing Commission.  The Company intends to initially focus on claiming thoroughbreds in California before expanding to other jurisdictions.  The Company's California owners license number is 904483 and it expires in December 2013. Mr. Mezey is the licensed officer for the Company in the State of California.  Mr. Mezey's license number is 293136 and expires in April 2014.

Employees

As of July 27, 2011, we have no employees other than our officers. We anticipate that we will be using the services of independent contractors for our trainers and vets. We are not a party to any employment agreements.

Reports to Shareholders

The Company is currently not required to deliver an annual report to shareholders and is not required to file reports with the Securities and Exchange Commission.  However, the Company will deliver audited annual reports to the shareholders.  Upon the effectiveness of this S-1, the Company intends to file a Form 8-A for the Company’s Class A Common Stock and become a reporting company under the Securities Exchange Act of 1934.  The Company does not intend to file a Form 8-A for its Class B Common Stock.

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549, on official business days during the hours of 10:00am and 3:00pm.  The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Description of Property

Our executive, administrative and operating offices are located at 2850 W. Horizon Ridge Parkway, Ste 200, Henderson, Nevada 89052.  The Company's thoroughbreds as housed at facilities provided by the Company's trainers.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Market Price and Dividends

Market Information

The Company’s common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market.  We anticipate applying for trading of our Class A Common Stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. The Company currently does not intend to apply to get its Class B Common Stock to become trading. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

Holders

There are 40 holder of the Company’s Class A Common Stock.  There are two (2) holders of the Company’s Class B Common Stock.

Dividends

The Company has not issued any dividends since its inception on May 24, 2011.

Securities Authorized for Issuance Under Equity Compensation Plans.

The Company has not authorized any securities to be issued under an equity compensation plan.

Transfer Agent

The Company will take as its own transfer agent.  Once the Company becomes a trading company, we intended to retain Cleartrust, LLC to serve as its transfer agent.

Legal Representation

Certain legal matters with respect to the issuance of the securities offered hereby were passed upon by the Law Offices of Daryl Scheetz.

Financial Statements and Supplementary Data

The Company's financial statements for the year ended May 31, 2011, have been audited to the extent indicated in their report by Collie Accountancy an independent registered public accounting firm. The financial statements have been prepared in accordance with generally accepted accounting principles.  Please see the Financial Statements Index on page F-1.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Revenue

For the Period ending May 31, 2011, the Company generated other income of $220 from the purse winnings of Snovember's finishing 2nd on March 28, 2011.

Operating Expenses

For the period ending May 31, 2011, the Company had $1,960 in Operating Expenses.  These break down as follow:

Governmental Fees	$23
Horse Research	$15
Internet	$24
State Filing Fees	$398
Subscription Costs	$1,500

Net Profit

For the Period ending May 31, 2011, the Company had Net Loss of ($1,740).  This was derived as follows:

Gross Income:	$220
Discounts:	$0
COGS:	$0
Expenses:	$1,960
Accrued Taxes:	$0
Net Profits:	$(1,740)

Dividends

The Company did not issue any dividends.

Liquidity and Capital Resources

As of May 31, 2011 the Company had $7,760  in cash for a total of $12,259  in assets. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months.  Any expansion may cause the Company to require additional capital until such expansion began generating revenue. It is anticipated that the raise of additional funds will principally be through the sales of our securities.  As of the date of this report, additional funding has not been secured and no assurance may be given that we will be able to raise additional funds.

As of May 31, 2011, our total liabilities were $0.

At inception, we issued 140,000,000 shares of Class A Common Stock to our officers and directors for $14,000 cash and expenses paid.

During fiscal 2011, we expect that the legal and accounting costs of being a public company will continue to impact our liquidity.  The expected costs of these are approximately $15,000 to $20,000.  This amount is expected to possibly increase to $25,000 once the Company begins acquiring thoroughbreds in our own name.  Our officers and directors have verbally agreed to provide $40,000 in financing that can be used to cover these expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of being a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

In the opinion of management, available funds will not satisfy our growth requirements for the next twelve months.  The Company expects that it needs a minimum of $200,000 to begin to implement its business plan to begin covering the Company's expenses. If we cannot obtain such financing, our officers, directors and principal shareholders have verbally committed to provide the Company with $40,000 in financing to be used exclusively for the Company’s filing requirements and current operations.  This is the only amount and for that our officers, directors and principal shareholders have committed to which will be sufficient to fund the company's current operations and its expenses related to being a public company for the next 12 months.

The Company needs to raise $200,000 to begin to fully execute its plan of operations. This is broken down as follows:

Acquisition of thoroughbreds:	$150,000

Thoroughbred Direct Cost ( i.e. Training fees):	$25,000

Working Capital:	$25,000 for general administrative purposes and the Company’s on-going reporting obligations as a public company

The Company does not expect to begin acquiring thoroughbreds for its claiming division until September 2011.  The $200,000 will allow the Company to acquire 10-15 thoroughbreds for its claiming division beginning in September 2011.  Thereby, allowing the Company to begin generating revenue to cover the expenses related to the Company's operations and its public reporting requirements.  The Company will need to raise an additional $550,000 to acquire an additional 35 - 40 thoroughbreds.  The Company expects to require the additional funding in January 2012.  The Company's inability to raise the necessary capital would negatively impact the Company's ability to generate sufficient revenues to cover its operations and reporting requirements.

Once the Company has acquired 50 thoroughbreds in its claiming division, the Company will expand its operations by acquiring thoroughbreds for its allowance and stakes division.  The Company expects to begin acquiring thoroughbreds for this division in March 2012.  The Company anticipates that it will need to raise an additional $1,000,000 to acquire these thoroughbreds.  The Company expects to be able to acquire 3-5 thoroughbreds for its allowance/stakes division.  If the Company is not able to raise sufficient capital, it would limit the quantity of thoroughbreds it can purchase and its ability to grow its allowance/stakes division.

The Company expects to need to raise an additional $2,000,000 in October 2012 for its breeding division.  The funds would be used to acquire 10 - 15 broodmares and to fund the expenses related to studding the mares and the upkeep of the mares for 12 months.  The Company expects to have acquired the broodmares to have them studded in February 2013 in order to increase the likelihood the foals will be born in the month of January 2014.  The Company does not expect to generate revenue from this division until at least 2014.  The inability to raise the necessary capital would delay the Company's breeding operations.

Timing needs for Funding

Immediate needs (current through October 2011)

$200,000: This capital is intended for our claiming division and general expenses until we can begin generating revenue. This amount is needed for the Company to be able to acquire its initial 10-15 thoroughbreds in its own name for its claiming division.  This amount includes the $150,000 to acquire the thoroughbreds, $25,000  for the direct monthly cost (or monthly burn rate of the thoroughbreds), and $25,000 for the on-going operations of the Company and the company's on-going reporting requirements.   The Company has obtained verbal agreements from its officers and directors to provide up to $40,000 to cover our monthly expenses until we can raise the necessary capital to begin acquiring thoroughbreds.  The expenses directly associated to each thoroughbred acquired is $50 - $125 per day depending on the trainer and the vet needs of each thoroughbred. The Company expects to begin generating revenue from within 30 days of the acquisition of a thoroughbred in its claiming division.  The revenue will consist of purse winning and from any thoroughbred claimed from our stable.  If a thoroughbred is claimed from us we intend to use the revenue from the claim to acquire a replacement thoroughbred.

The Company's current monthly burn rate is between $700 and $1,000 per month.  The Company's monthly burn rate consists of the direct costs of the thoroughbreds the Company has acquired (such as training and vet fees) and the expected on-going general expenses of the Company (such as filing fees, audits and general administrative expenses).

Once the Company acquires the 10-15 initial thoroughbreds for its claiming division, the Company's monthly burn rate is expected to be $25,000.  The Company has included $25,000 in the above stated financing requirements to cover the initial month's burn rate for the thoroughbreds acquired with the above referred to financing.  The Company expects to begin generating revenue within 30 days of the acquisition of the thoroughbreds in its claiming division and as such the on-going monthly burn rate should be covered by the revenue generated from the thoroughbreds.  However, there is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its thoroughbreds.  This may require the Company to sell its thoroughbreds for less than the Company purchased the thoroughbred.

Short-term needs (October 2011 through March 2012)

$550,000: This capital is intended for our claiming division. This amount is needed for the Company to be able to acquire an additional 35 - 40 thoroughbreds for a total of 50 thoroughbreds in its own name for its claiming division.  This amount includes the $350,000 to acquire the thoroughbreds and $200,000  for the direct monthly costs (or monthly burn rate of the thoroughbreds).   The expenses directly associated to the thoroughbred acquired with this funding are $50 - $125 per day depending on the trainer and the vet needs of each thoroughbred. The Company expects to begin generating revenue from within 30 days of the acquisition of a thoroughbred in its claiming division.  The revenue will consist of purse winning and from any thoroughbred claimed from our stable. If a thoroughbred is claimed from us we intend to use the revenue from the claim to acquire a replacement thoroughbred.

Once the Company has a total of 50 thoroughbreds in our claiming division, the Company's monthly burn rate is expected to be $200,000.  The Company has included $200,000 in the above stated financing requirements to cover the increases in the monthly burn rate for the thoroughbreds it acquires with the above referred to financing.  The Company's thoroughbreds are expected to begin generating revenue within 30 days of its acquisition and as such the on-going monthly burn rate would be covered by the revenue generated from the thoroughbreds.  However, there is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses.  The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its thoroughbreds.  This may require the Company to sell its thoroughbreds for less than the Company purchased it for.

Mid-term needs (March 2012 through October 2012)

$1,000,000: This capital is intended for our allowance/stakes division.  This amount is needed for the Company to be able to acquire 3-5 thoroughbred in its own name for its allowance/stakes division.  This amount includes the $750,000 to acquire the thoroughbreds, and $250,000  for the direct monthly expenses of the thoroughbreds. The Company expects it on-going monthly expenses directly associated to the thoroughbreds in its claiming division to be approximately $50 to $125 per day for each thoroughbred the Company owns in its allowance/ stakes division.  The fee depends on the trainer's fee and the amount of vet bills each thoroughbred requires.  The Company may also incur  expenses to ship a thoroughbred to race outside of California which may range from $10,000 to $50,000.  The Company expects to begin generating revenue from this thoroughbreds within 45-60 days of their acquisition. The revenue generated will consist of purse winnings.

Once the Company has a total of 50 thoroughbreds in our claiming division and the 3-5 thoroughbreds in its allowance/stakes division, the Company's monthly burn rate is expected to be $250,000.  The Company has included $250,000 in the above stated financing requirements to cover the increases in the monthly burn rate for the thoroughbreds it acquires. The Company's thoroughbreds are expected to begin generating revenue within 30 days of its acquisition and as such the on-going monthly burn rate would be covered by the revenue generated from the thoroughbreds.  However, there is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.

If the Company's revenue is not sufficient to cover the monthly burn rate and the Company cannot raise additional funds to cover those expenses, then the Company would have to sell its thoroughbreds.  This may require the Company to sell its thoroughbreds for less than the Company purchased it for.

If Company's revenue is not sufficient to cover the expenses for its 50 thoroughbreds in the claiming division, the Company would not acquire the 3-5 thoroughbreds for its allowance/stakes division.

Long-term needs (October 2012 through February 2013)

$2,000,000:  These funds are expected to be used for the Company's breeding division.  The Company expects to need to raise $2,000,0000 to fully implement its breeding division.  The Company would expect to acquire 10-15 broodmares for approximately $1,000,000.  The Company expects to pay approximately $500,000 in stud fees to the owners of the stallions we decide to bred the mares with.   The remaining $500,000 is expected to be used to pay for the upkeep of the broodmares at the farm we decide to maintain the broodmares at.  The Company does not need to acquire or build its own facilities to begin its breeding program as we may maintain the broodmares at various farms in California or Kentucky.  The Company expects its on-going monthly expenses directly associated to the thoroughbreds in its claiming division to be approximately $10 to $17 per day for each broodmare.  The fee depends on the location of the farm and the amount of vet bills each broodmare may require.   The Company does not expect to begin generating revenue from its breeding program until 2014 which will be generated from the sale of our foals.

Once the Company has a total of 50 thoroughbreds in our claiming division, the 3-5 thoroughbreds in its allowance/stakes division and the 10-15 broodmares in our breeding division the Company's monthly burn rate is expected to be $260,000.

The Company has included $500,000 in the above stated financing requirements to cover the the expected monthly burn rate of the broodmares and their foals for 2 years.  The Company decided to set aside 2 years of expenses per broodmare it acquires because the Company does not expect to be able to generate any revenue from its breeding division for at least 12-24 months.  As such, the monthly expenses for the breeding will be covered by the $500,000 reserved for those purposes.

Claiming Division funding from above capital

The Company will acquire its thoroughbreds as our capital position permit.  As such, even though the Company states that it needs $200,000 to fully begin its claiming division, the Company will begin acquiring thoroughbreds as its capital position allows it to do so.  This is why the Company believes it will only initially be able to acquire 3 - 5 thoroughbreds per month since the amount of capital raised or available will limit the Company's ability to purchase thoroughbreds.  If the Company is able to raise capital quicker than we currently expect, than we would acquire thoroughbreds at a faster pace.  Likewise, if we raise money at a slower rate, than we expect than we will acquire thoroughbreds at a slower pace.  Our ability and timing of the acquisition of the additional thoroughbreds is dependent on the Company raising the required capital to acquire the thoroughbred and to maintain the stable until our revenue is sufficient to cover the monthly costs of the thoroughbreds.   The Company is expecting to have the necessary capital to begin to initially acquire the 10 - 15 initial thoroughbreds for its claiming division in September 2011 and to have the capital available beginning in January 2012 to begin acquiring the remaining 35- 40 thoroughbreds to fully build out our claiming division.  The Company expects to acquire the 50 thoroughbreds by the end of March 2012 and therefore provide the Company with the infrastructure and revenue to support our expansion of the allowance/stakes division; however, this is dependent on our ability to raise the required capital.

Allowance/Stakes Division funding from above capital

The Company is dependent on obtaining the necessary financing to acquire thoroughbreds for its allowance/stakes division.  The Company expects that it will take up to 7 months to acquire the 3 - 5 thoroughbreds.  The Company will acquire its thoroughbreds as our capital position permit.  Although the Company expects it needs $1,000,000 to acquire 3-5 thoroughbred for this division, we will begin acquiring the thoroughbreds as soon as our capital position allows the Company to do so.  As such, the faster the Company can raise the necessary capital the quick we can acquire the thoroughbreds.  The Company currently does not have an amount that would be required to acquire its initial thoroughbred for this division as our ability to acquire such thoroughbred is at least 8-9 months away.  As the Company gets closer to obtaining its 50 thoroughbreds in the claiming division, we will begin to identify possible thoroughbred to acquire for this division and then be able to calculate the minimum amount needed to acquire its initial thoroughbred cable or running allowance/stakes races.

Breeding Division funding from above capital

The Company is dependent on obtaining the necessary financing to acquire broodmares and pay the necessary stud fees for its breeding division.  The Company will acquire begin the breeding program as our capital position permit.  Although the Company expects it needs $2,000,000 to acquire 10-15 broodmares for this division, we will begin acquiring broodmares as soon as our capital position allows the Company to do so.  As such, the faster the Company can raise the necessary capital the quick we can acquire the broodmares and pay for the stud fees.  The Company currently does not have a minimum amount that would be required begin this division as we don't expect to begin this division for 15-18 months.  As the Company gets closer to obtaining to our expect breeding dates in October 2012, we will begin to identify possible broodmares to acquire for this division and then be able to calculate the minimum amount needed to begin the breeding division.

Investments in Thoroughbreds

The Company initially acquired interests in horses through a partnership with other stables.  The purpose of this was to limit the Company's risk during the initial implementation of the business plan.  The Company receives a percentage of the purse money won equal to its ownership percentage.

	Amount Invested	Percentage Owned

Snovember	$4,500	5.0%

Bipartisan	$3,750	2.5%

Just Another Bud	$147	5.0%

Annika's Love	$148	5.0%

Total Invested	$8,545

Company's Thoroughbred Results

Horse	Starts	First	Second	Third

Annika's Love	3	1	0	0
Snovember	4	1	3	0
Just Another Bud	3	0	0	0
Total	10	2	3	0

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any disagreements with our auditors on any matters of accounting principles, practices, or financial statement disclosure.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Identification of Directors and Executive Officers.

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Joseph Mezey	36	CEO, CFO, Director
Blaine Riley	49	President, Director

Joseph Mezey, Chairman/CEO/Director.  Mr. Mezey is our CEO, CFO and a member of the Board of Directors. Mr. Mezey become our Chairman/CEO in May 2011.  Mr. Mezey has owned  and raced thoroughbreds personally since 2008.   In December 2010, Mr. Mezey became a member of the LLC Renard Properties.  Mr. Mezey has no duties or responsibilities with regard to Renard Properties.  Renard Properties acquires and invests in real estate throughout the US.  Since March 2010, Mr. Mezey has been  the CFO of The Graystone Company which engages primarily in mining activities but which also acquires real estate and provides general business consulting to companies. From  July 2008 - March 2010, Mr. Mezey has worked as the President of  WTL Group, Inc,, his family’s company, which is in involved in the manufacturing and sell of products produced in China.  From August 2008 – June 2010, Mr. Mezey was previously a member of the Board of Directors of Forterus, Inc. and served as its CEO from February through August 2008. Forterus is a behavioral health company focusing on drug and alcohol rehabilitation. From March 2007 - May 2008, Mr. Mezey was also the CEO of the Mezey Howarth Racing Stables which owned, raced and breed thoroughbreds throughout the United States. From January 2005 – April 2007, Mr. Mezey was the President/COO of NAPP Tour, Inc. (North American Poker Tour). NAAP Tour created a new processional poker tour that was to be aired on television. From 2004 - 2005, Mr. Mezey was the Chief Legal Officer and Interim Chief Accounting Officer of College Partnership, Inc.  College Partnership provided college preparatory services to high school student and their parents including SAT courses, selection of majors and college selection.  From 2003 - 2004, Mr. Mezey worked for Vision Direct Marketing as its Vice-President of Operations and General Counsel. From 2002 - 2003, Mr. Mezey worked as an attorney in Washington D.C. Mr. Mezey graduated from Georgetown University Law Center with an LL.M. in Securities and Financial Regulation. Mr. Mezey received his J.D., with cum laude honors, from New England School of Law and his B.S. from Virginia Commonwealth University.

Except as stated above, none of the Companies or entities Mr. Mezey has previously worked for is a parent, subsidiary or other affiliate of the Company.

Due to Mr. Mezey’s experience of being on the board of directors and CEO of Forterus, Inc., and his experience working as Chief Accounting Officer for other public companies and his background in securities law, the shareholders felt Mr. Mezey should serve as a director of the Company.

Mr. Mezey's activities related to projects not related to the business of the Company are minimal.  His responsibilities to the other entities are related to personal investments or are conducted after hours or on the weekend or as contracted CFO work. Mr. Mezey, as an uncompensated director, devotes at least 40 hours per week to the business of Company.  Mr. Mezey currently is the CFO of The Graystone Company but has step away from the day-to-day operations but is still an officer and director of the Company.  Mr. Mezey limits his time to The Graystone Company so as not to conflict with his responsibilities for the day-to-day operations of Regius Thoroughbreds.

Blaine Riley, President/COO/Director.  Mr. Riley is our President and COO and a member of the Board of Directors. Mr. Riley  become our President/COO  in May 2011. Since 1997, Mr. Riley has been the President and Managing Director for International Monetary. International Monetary is a full-service Investment Banking Consulting Firm. Prior to founding International Monetary, Mr. Riley held key positions at Wedbush Morgan and Shearson Lehman Brothers providing capital advisory services to microcap and small cap companies.  Also, while at Wedbush Morgan, Mr. Riley devised strategic trading methods on trading options for Leveraged Buy Outs (LBO’s).

With approximately 25 years of experience servicing the US capital markets, providing extensive consulting for companies’ M&A strategies, and being part of over a hundred IPO’s, secondaries, and private placements, the shareholders felt Mr. Riley should serve as a director of the Company.

Mr. Riley's activities related to projects not related to the business of the Company are minimal.  His responsibilities to the other entities are related to personal investments or are conducted after hours or on the weekend. Mr. Riley's, as an uncompensated director, devotes all of his time to the business of Company as the operations and business of the Company require which is equal to or greater than 40 hours per week.

The foregoing persons are promoters of Regius Thoroughbreds., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve their term prescribed in the Company’s By-laws and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Our management has not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Executive Compensation

The Companies’ officers and director did not receive any annual salary through May 31, 2011for the services rendered on behalf of the Company.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	All other Compensation	TOTAL

Joseph Mezey, Chairman CEO, Director	2010	$-	-	-	-	-
Blaine Riley, President, COO, Director	2010	$-	-	-	-	-

Director Independence

Our Board of Directors has determined that none of our directors are independent. The Board does not have a lead independent director as none of directors are independent.  The Company intends to obtain independent members of its Board of Directors at its next annual meeting expected to take place in August.

Board Meeting and Committees; Annual Meeting Attendance

From the period of Inception on May 24, 2011 through May 31, 2011, there were two (2) meetings of the Board of Directors.  No member of the Board attended fewer than seventy-five percent (75%) of the aggregate number of meetings held by the Board of Directors.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future.  Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee.  If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Shareholder Communications

Any shareholder may send communications to the Board of Directors.  Shareholders may mail communications to the Board addressed to the Board of Directors or any individual member at the Company’s corporate address.  Additionally, shareholders may call the corporate office and request to speak to any member of the board of directors or may leave a message for such member.  Shareholders may email questions to the Board as well to board@regiustb.com.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code of Ethics requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.  A copy of the Company's code of ethics has been attached to this prospectus as Exhibit 14.

Involvement in Certain Legal

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, or

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, barring, suspending or otherwise limiting for more than 60 days his or her involvement in any type of business, securities or banking activities; or

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to the alleged violation of any Federal or State securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, self regulatory organization (as defined by Section 3(a)(26) of the Exchange Act), any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member

Controls and Procedures

Evaluation of disclosure controls and procedures. Disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports filed under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As of the end of the period covered by this report, we carried out an evaluation, under the supervision of our Chief Executive Officer and Financial Officer, Joseph Mezey, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon and as of the date of that evaluation, Mr. Mezey concluded that our disclosure controls and procedures are not effective to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.  The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;
2.	No segregation of duties;
3.	No audit committee; and
4.	Ineffective controls over financial reporting.

The Company has concluded that these are not material weaknesses.  However, the Company intends to remedy these factors as follows:

Independent Directors:  The Company intends to obtain at least 2 independent directors at its next annual shareholder meeting (expected to occur in August 2011).  The cost associated to the addition in minimal and not deemed material.

No Segregation of Duties/ Ineffective controls over financial reporting:  The company intends to hire additional staff members, either as employees or consultants, prior to December 31, 2011.  These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities.  The costs associated with the hiring the additional staff members will increase the Company's Sales, General and Administration (SG&A) Expense.  It is anticipated the cost of the new staff members will be approximately $40,000 per year.  This amount is expected to be covered through revenue generated from the Company.  Additionally, the Company will not begin hiring support staff until it has revenue to cover the expenses related to the support staff.

No audit committee: After the election of the independent directors at the next annual shareholder meeting, the Company expects that an Audit Committee will be established.  The cost associated to the addition an audit committee are minimal and not deemed material.

Policies and Procedures with Respect to Related Party Transactions

As of the date hereof, our Board of Directors has not adopted formal written policies or procedures regarding the review, approval or ratification of related party transactions. It is the Company’s intention to adopt such policies and procedures in the immediate future.  Such policies will include, among other things, descriptions of the types of transactions covered, the standards to be applied in reviewing such transactions, the process for review of such transactions, and the individuals on the Board of Directors or otherwise who are responsible for implementing the policies and procedures. It is our intention that our audit committee, which will be comprised entirely of independent directors, will be responsible for such matters on an ongoing basis, consistent with its written charter.  Notice of the Company’s adoption of these policies and procedures will be given to all appropriate Company personnel.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Nevada Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Nevada's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policies and procedures in the immediate future.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company, 2850 W. Horizon Ridge Parkway, Ste 200, Henderson, Nevada 89052.

Name and Address	Class A Common Stock Shares Beneficially Owned	Percentage Class	Class B Common Stock Shares Beneficially Owned	Percentage Class	Total Voting Power

Joseph Mezey	92,500,000	35.6%	1,000,000	50.0%	41.8%
Blaine Riley	92,500,000	35.6%	1,000,000	50.0%	41.8%

Certain Relationships and Related Transactions

On May 25, 2011, the Company purchased Snovember from Joseph Mezey for $4,500 which was paid from the funds that the company received from Mr. Mezey and Mr. Riley in exchange for  their Class A Common Stock.  The Company acquired the entire interest Mr. Mezey owned in the thoroughbred.  The price was determined between Mr. Riley and Mr. Mezey and represented the expenses Mr. Mezey incurred and the loss of anticipated income and  the expenses related to the thoroughbred's 8 month lay-off due to an injury sustained during training.  Mr. Mezey's direct expenses (training and vet fees) were $2,781 and initially cost Mr. Mezey $1,025.50.

On May 31, 2011, the Company issued 70,000,000 Class A Common Stock to Joseph Mezey in exchange for $7,000 in cash and/or expenses paid on behalf of the Company.

On May 31, 2011, the Company issued 70,000,000 Class A Common Stock to Blaine Riley in exchange for $7,000 in cash and/or expenses paid on behalf of the Company.

On June 1, 2011, the Company issued 22,500,000 Class A Common Stock to Joseph Mezey for $2,250 worth of services rendered to the Company.

On June 1, 2011, the Company issued 22,500,000 Class A Common Stock to Blaine Riley for $2,250 worth of services rendered to the Company.

On June 1, 2011, the Company issued 1,000,000 Class B Common Stock to Joseph Mezey for $1,000 worth of services rendered to the Company.

On June 1, 2011, the Company issued 1,000,000 Class B Common Stock to Blaine Riley for $1,000 worth of services rendered to the Company.

On June 1, 2011, the Company issued 45,500,000 Class A Common Stock to friends and family of our officers and directors in exchange for $4,550 in cash.

On June 1, 2011, the Company issued 19,500,000 Class A Common Stock to friends and family of our officers and directors in exchange for $19,500 cash.

Item 11A: Material Changes.

Not Applicable.

Item 12: Incorporation of Certain Information by Reference.

We are not incorporating certain information by reference.

Item 12A: Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Nevada Revised Statute 78.138(7) and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of Regius Thoroughbreds, Inc..

We have audited the accompanying balance sheets of Regius Thoroughbreds, Inc as of May 31, 2011, and the related operating statements, shareholders’ equity, and cash flows for the period May 24, 2011 (date of inception) through May 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regius Thoroughbreds as of May 31, 2011, and the results of its operations and their cash flows for the period from May 24, 2011 (date of inception) through May 31, 2011in conformity with accounting principles generally accepted in the United States of America.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operation.

/s/ Collie Accountancy
Collie Accountancy
Newport Beach, CA

June 3,  2011

REGIUS THOROUGHBREDS, INC.
(A Development-Stage Company)

BALANCE SHEET

As of the Period Ended May 31, 2011
Balance Sheet	(Audited)
ASSETS:
Current assets:
Cash or cash equivalents	$7,760
Thoroughbreds	-
Investment in Thoroughbreds	4,500
Total current assets	12,260
Total assets	$12,260
LIABILITIES AND SHAREHOLDERS' EQUITY

Total liabilities	$-
Shareholder equity:
Class A Common Stock, Par Value $.0001, 140,000,000 Issued and Outstanding	14,000.00
Class B Common Stock, Par Value $.001, 0 Issued and Outstanding,	-
Additional Paid In Capital	-
Net Income (Net loss)	(1,740)
Total shareholders' equity	12,260
Total liabilities and shareholders' equity	$12,260

See accompanying notes to the financial statements.

REGIUS THOROUGHBREDS, INC.
(A Development-Stage Company)
STATEMENT OF OPERATIONS

From Inception on May 24, 2011 Through May 31, 2011
(Audited)
Statement of Operations

Ordinary Income	$0
Net Income	0

Operating Expenses
SG&A	1,960
Total Operating Expenses	1,960

Other Income (Expenses)	220

Operating Income (Net loss)	-1,740

Provisions for income tax	0
Net Income (Net loss)	$-1,740

Earnings Per Share, Basic and Diluted	$-0.00001

See accompanying notes to the financial statements.

REGIUS THOROUGHBREDS, INC.
(A Development-Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the period from May 24, 2010 (Inception) through May 31, 2011

	Class A Common Stock		Class B Common Stock
	Shares	Amount	Shares	Amount	Additional Paid In Capital	Net Profit	Total Stockholders’ Equity

Balances, May 24, 2011 (Inception)	-	$-	-	$-	$-	$-	$-

Issuance on May 31, 2011 at $.0001 per share	140,000,000	14,000	-	-	-	-	14,000

Net profit (Net Loss)	-	-	-	-	-	(1,740)	(1,740)

Balances May 31, 2011	140,000,000	14,000	-	-	-	(1,740)	12,260

See accompanying notes to the financial statements.

REGIUS THOROUGHBREDS, INC.
(A Development-Stage Company)
STATEMENT OF CASH FLOWS

For the period from May 24, 2011 (Inception) through May 31, 2011

Cash flows from operating activities
Net Income (Net loss)	$(1,740)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	-
Net cash provided by operating activities	(1,740)

Cash flows from investing activities
Investments in thoroughbreds (minority interest)	(4,500)
Net cash provided by operating activities	(4,500)

Cash flows from financing activities
Proceeds from issuance of Class A Common Stock to founders	14,000

Net cash provided by financing activities	14,000
Cash balance, beginning of periods	0

Cash balance, end of periods	$7,760

Cash paid for:
Interest	$-
Accrued income taxes	$-

See accompanying notes to the financial statements.

REGIUS THOROUGHBREDS, INC.
(A Development-Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

For the period ending May 31, 2011

Note 1 – Nature of Operations

Regius Thoroughbreds, Inc., a development stage company,  was incorporated under the laws of the State of Nevada on  May 24, 2011. We formed the Company for the purpose of buying, selling and racing thoroughbred race horses of every age from broodmares, weanlings, and yearlings to racing age horses. The Company began operations as a racing stable on May 25, 2011 with the acquisition of a minority interest in Snovember.

The Company's business is the buying, selling and racing thoroughbred race horses of every age from broodmares, weanlings, and yearlings to racing age horses. The Company operates in three different divisions in the horse racing industry.  The three divisions include: (1) Claiming, (2) Racing allowance and stake level horses, and (3) breeding of thoroughbreds.  Initially we are focusing on the claiming aspect of the business model while we develop a barn of stake level horses and yearlings.

The Company initially will focus its claiming division.  The Company intends to acquire 50 thoroughbreds for its claiming division.  Once the Company has acquired the 50 thoroughbreds, the Company will begin to acquire horses that are capable of running in stakes level races and begin its breeding program.

Going Concern

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Management feels the limited history of the Company and its future cash needs to implement its business plan raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management's plans with respect to alleviating the adverse financial conditions that caused shareholders to express substantial doubt about the Company’s ability to continue as a going concern are as follows:

The Company’s current assets are not deemed to be sufficient to fund ongoing expenses related to the planned expansion of operations. In order to implement its entire business plan, the Company will need to raise additional capital through equity or debt financings or through loans from shareholders or others. The ability of the Company to continue as a going concern is dependent upon its ability to successfully raise additional capital and eventually attain profitable operations. There can be no assurance that the Company will be able to raise additional capital or execute its business strategy.

Note 2 – Significant Accounting Policies

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.  The Company has elected a fiscal year ending on May 31.

(Note 2 – Continued)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

If the Company is successful in raising funds and becoming a business development company, its principal estimates will involve the determination of the value of its portfolio companies.

The net asset value per share of our outstanding shares of Class A Common Stock will be determined quarterly, as soon as practicable after, and as of the end of, each calendar quarter, by dividing the value of total assets minus total liabilities by the number of shares outstanding at the date as of which such determination is made.

In calculating the value of our total assets, we will value securities that are publicly traded at the closing price on the valuation date for exchange traded and NASDAQ listed securities or the average of the bid and asked prices for other securities.  Debt and equity securities that are not publicly traded will be valued at fair value as determined in good faith by the valuation committee of our board of directors based on the recommendation by our investment adviser and under valuation guidelines adopted by our board of directors, and then approved by our entire board of directors.  Initially, the fair value of these securities will be their original cost. Debt securities valued at cost would be revalued for significant events affecting the issuer's performance and equity securities valued at cost would be revalued if significant developments or other factors affecting the investment provide a basis for valuing the security at a price other than cost, such as results of subsequent financing, the availability of market quotations, the portfolio company's operations and changes in market conditions.

Debt securities with remaining maturities of 60 days or less at the time of purchase will be valued at amortized cost.  Debt securities which are publicly traded will be valued by using market quotations obtained from pricing services or dealers.  Our valuation guidelines are subject to periodic review by our board of directors and may be revised in light of our experience, regulatory developments or otherwise.

Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures.  Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill and other intangible assets are tested for impairment annually and more frequently if facts and circumstances indicate goodwill carrying values exceed estimated reporting unit fair values and if indefinite useful lives are no longer appropriate for the Company’s trademarks. Based on the impairment tests performed, there was no impairment of goodwill or other intangible assets in fiscal 2010. Definite-lived intangibles are amortized over their estimated useful lives. For further information on goodwill and other intangible assets, see Note 5.

(Note 2 – Continued)

Investment in Thoroughbred.

The Company makes strategic investments thoroughbreds with other stables. Investments in with less than a 20% voting interest are generally accounted for under the cost method. The cost method is also used to account for investments that are not in-substance common stock. The Company uses the equity method to account for investments in common stock or in-substance common stock of corporate entities, including limited liability corporations that do not maintain specific ownership accounts, in which it has a voting interest of 20% to 50% or in which it otherwise has the ability to exercise significant influence, and in partnerships and limited liability corporations that do maintain specific ownership accounts in which it has other than minor to 50% ownership interests. Under the equity method, the investment is originally recorded at cost and adjusted to recognize the Company's share of net earnings or losses of the investee, limited to the extent of the Company's investment in and advances to the investee and financial guarantees on behalf of the investee that create additional basis. The Company's equity in net earnings or losses of its investees are recorded one month in arrears to facilitate the timely inclusion of such equity in net earnings or losses in the Company's consolidated financial statements.

The Company regularly monitors and evaluates the realizable value of its investments. When assessing an investment for an other-than-temporary decline in value, the Company considers such factors as, among other things, the share price from the investee's latest financing round, the performance of the investee in relation to its own operating targets and its business plan, the investee's revenue and cost trends, as well as liquidity and cash position, including its cash burn rate, market acceptance of the investee's products/services as well as any new products or services that may be forthcoming, any significant news that has been released specific to the investee or the investee's competitors and/or industry and the outlook for the overall industry in which the investee operates. From time to time, the Company may consider third party evaluations, valuation reports or advice from investment banks. If events and circumstances indicate that a decline in the value of these assets has occurred and is other-than-temporary, the Company records a charge to investment income (expense).

Deprecation schedule

The Company depreciates horses that it acquires a 50% or greater position in.  The Company depreciates the horse via straight-line depreciation over its useful life of 9 years.  As of the date of this report, the Company does not own a 50% or greater position in any horse.

Basic and diluted net loss per share

Basic loss per share is computed using the weighted average number of shares of Class A Common Stock outstanding during each period. Diluted loss per share includes the dilutive effects of Class A Common Stock equivalents on an “as if converted” basis. Basic and diluted loss per share are the same due to the absence of Class A Common Stock equivalents.

 Income taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109").  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  There were no current or deferred income tax expenses or benefits due to the Company not having any material operations since inception.

Net profit/loss per common share

Net profit/loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of Class A Common Stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of Class A Common Stock and potentially outstanding shares of Class A Common Stock during each period.  There were no potentially dilutive shares outstanding as of January 26, 2011.

(Note 2 – Continued)

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Recently Issued Accounting Pronouncements - In January 2010, the FASB issued ASC Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” which updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's financial statements.

There are several other new accounting pronouncements issued or proposed by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

Note 3 –Related Party Transaction

On May 25, 2011, the Company purchased Snovember from Joseph Mezey for $4,500 which was repaid from the funds provided from Mr. Mezey and Mr. Riley.

On May 31, 2011, the Company issued 70,000,000 Class A Common Stock to Joseph Mezey in exchange for $7,000 in cash and/or expenses paid on behalf of the Company.

On May 31, 2011, the Company issued 70,000,000 Class A Common Stock to Blaine Riley in exchange for $7,000 in cash and/or expenses paid on behalf of the Company.

On June 1, 2011, the Company issued 22,500,000 Class A Common Stock to Joseph Mezey for $2,250 worth of services rendered to the Company.  The shares issued were for services to be provided in July 2011.  Which were provided to the Company.

On June 1, 2011, the Company issued 22,500,000 Class A Common Stock to Blaine Riley for $2,250 worth of services rendered to the Company. The shares issued were for services to be provided in July 2011.  Which were provided to the Company.

On June 1, 2011, the Company issued 1,000,000 Class B Common Stock to Joseph Mezey for $1,000 worth of services rendered to the Company. The shares issued were for services to be provided in July 2011.  Which were provided to the Company.

On June 1, 2011, the Company issued 1,000,000 Class B Common Stock to Blaine Riley for $1,000 worth of services rendered to the Company. The shares issued were for services to be provided in July 2011.  Which were provided to the Company.

On June 1, 2011, the Company issued 45,500,000 Class A Common Stock to friends and family of our officers and directors in exchange for $4,550 in cash.

On June 1, 2011, the Company issued 19,500,000 Class A Common Stock to friends and family of our officers and directors in exchange for $19,500 cash.

Note 4 – Class A Common Stock

The Company is authorized to issue 700,000,000 shares of Class A Common Stock, Class A, with a par value of $0.001.  On May 27, 2010, the Company issued 140,000,000 shares of Class A Common Stock.  In the period ended May 31, 2011 the company issued a total of 140,000,000.

The Company is authorized to issue 5,000,000 shares of Class B Common Stock, Par Value with a par value of $0.001.  The Class B shares may not be converted into Class A Common Shares.  Additionally, the Series B votes with the Common A shareholders, unless prohibited by law, and have voting rights equal to 100 votes for each share of Class B Common Stock.  On March 31, 2011, the Company issued 0 shares of Class B, Class A Common Stock.

Note 5 – Dividends

The Company did never declared or  paid cash dividend to its shareholders.

Note 6 – Subsequent Events

On June 1, 2011, the Company issued 22,500,000 Class A Common Stock to Joseph Mezey for $2,250 (or $.0001 per share)worth of services rendered to the Company. The cash was used for the Company's operations.

On June 1, 2011, the Company issued 22,500,000 Class A Common Stock to Blaine Riley for $2,250(or $.0001 per share) worth of services rendered to the Company. The cash was used for the Company's operations.

On June 1, 2011, the Company issued 1,000,000 Class B Common Stock to Joseph Mezey for $1,000 (or $.001 per share)worth of services rendered to the Company. The cash was used for the Company's operations.

On June 1, 2011, the Company issued 1,000,000 Class B Common Stock to Blaine Riley for $1,000 (or $.001 per share)worth of services rendered to the Company. The cash was used for the Company's operations.

On June 1, 2011, the Company issued 45,500,000 Class A Common Stock to friends and family of our officers and directors in exchange for $4,550 in cash (or $.0001 per share). The cash was used for the Company's operations.

On June 1, 2011 the Company acquired a 5% stake in Just Another Bud.

On June 1, 2011 the Company acquired a 5% stake in Annika's Love

On June 2, 2011 the Company acquired a 2.5% stake in Bipartisan.

On June 3, 2011, the Company issued 19,500,000 Class A Common Stock to friends and family of our officers and directors in exchange for $19,500 cash (or $.001 per share). The cash was used for the Company's operations.

PART II

INFORMATION NOT REQURIED PURSUANT TO THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We are bearing all expenses in connection with this registration statement other than sales commissions.  Estimated expenses payable by us in connection with the registration and distribution of the Class A Common Stock registered hereby are as follows.

SEC Filing Expenses	$1,000
Printing	$500
Legal and Accounting	$5,000
Misc. Expenses	$2,500
SUB-TOTAL	$9,000

Item 14. Indemnification of Directors and Officers

Regius Thoroughbreds’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Item 15.Unregistered Sales of Equity Securities and Use of Proceeds

The following sets forth information relating to all previous sales of our Class A Common Stock, which sales were not registered pursuant to the Securities Act.

 On May 31, 2011, the Company issued 70,000,000 Class A Common Stock to Joseph Mezey in exchange for $7,000 (or $.0001 per share) in cash and/or expenses paid on behalf of the Company.  The cash was used for the Company's operations.

On May 31, 2011, the Company issued 70,000,000 Class A Common Stock to Blaine Riley in exchange for $7,000(or $.0001 per share) in cash and/or expenses paid on behalf of the Company. The cash was used for the Company's operations.

On June 1, 2011, the Company issued 22,500,000 Class A Common Stock to Joseph Mezey for $2,250 (or $.0001 per share)worth of services rendered to the Company. The services rendered were on behalf of the Company's operations.

On June 1, 2011, the Company issued 22,500,000 Class A Common Stock to Blaine Riley for $2,250(or $.0001 per share) worth of services rendered to the Company. The services rendered were on behalf of the Company's operations.

On June 1, 2011, the Company issued 1,000,000 Class B Common Stock to Joseph Mezey for $1,000 (or $.001 per share)worth of services rendered to the Company. The services rendered were on behalf of the Company's operations.

On June 1, 2011, the Company issued 1,000,000 Class B Common Stock to Blaine Riley for $1,000 (or $.001 per share)worth of services rendered to the Company. The services rendered were on behalf of the Company's operations.

On June 1, 2011, the Company issued 45,500,000 Class A Common Stock to friends and family of our officers and directors in exchange for $4,550 in cash (or $.0001 per share). The cash was used for the Company's operations.

On June 2, 2011, the Company issued 10,000,000  Class A Common Stock to friends and family of our officers and directors in exchange for $1,000 in cash (or $.0001 per share). The cash was used for the Company's operations.

On June 3, 2011, the Company issued 19,500,000 Class A Common Stock to friends and family of our officers and directors in exchange for $19,500 cash (or $.001 per share). The cash was used for the Company's operations.

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•
the investors  represented to us that they were acquiring the securities for their own account for investment and not for the account of any other  person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•
we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•
the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;
•
each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers  regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;
•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;
•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;
•
we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;
•	no underwriter was involved in the offering; and
•
we made  independent  determinations  that  such  persons  were sophisticated or accredited investors and that they were capable of  analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

ITEM 26: EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description
3.1	Restated Articles of Incorporation
3.2	By-Laws
5.1	Consent of Law Office of Darryl Scheetz
10.1	Subscription Agreement
14.1	Code of Ethics
21.1	List of Subsidiaries
23.1	Opinion of Collie Accountancy
99.1	Sample Past Performance

ITEM 27: UNDERTAKING

The undersigned Registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) include any additional or changed material information on the plan of distribution.

Provided however, that:

i.
Paragraphs (1)(a) and (1)(b) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

ii.
Paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.  For determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3.  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.  For the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Regius Thoroughbreds has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas in the State of Nevada, on August 11, 2011.

Regius Thoroughbreds.

By:	/s/ Joseph Mezey
Joseph Mezey
CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Mezey	CEO, Principal Executive Officer, Principal Accounting Officer, Director	August 11, 2011
Joseph Mezey

/s/ Blaine Riley	President, COO, Director	August 11, 2011
Blaine Riley